Calculation of Filing Fee Tables
S-3
Public Storage
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares of Beneficial Interest, $.10 par value per share of Public Storage	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Shares of Beneficial Interest, $.01 par value per share of Public Storage	457(r)				0.0001381
Fees to be Paid	3	Equity	Depositary Shares Representing Interests in Preferred Shares or Equity Shares of Public Storage	457(r)				0.0001381
Fees to be Paid	4	Other	Warrants of Public Storage	457(r)				0.0001381
Fees to be Paid	5	Other	Units of Public Storage	457(r)				0.0001381
Fees to be Paid	6	Other	Guarantees of Debt Securities by Public Storage of	457(r)				0.0001381
Fees to be Paid	7	Debt	Debt Securities of Public Storage Operating Company	457(r)				0.0001381
Fees to be Paid	8	Other	Guarantees of Debt Securities by Public Storage Operating Company	457(r)				0.0001381
Fees to be Paid	9	Debt	Debt Securities of PS Canada Finance ULC	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	The registrants are deferring payment of all of the registration fees in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended. An unspecified aggregate initial offering of the securities of each identified class is being registered as may from time to time be offered by the registrants or a selling securityholder at unspecified prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares.

[2]	See Footnote 1.

[3]	See Footnote 1. Each depositary share will be issued under a deposit agreement, will represent a specified interest in a preferred share or equity share and will be evidenced by a depositary receipt.

[4]	See Footnote 1.

[5]	See Footnote 1. Each unit will be issued under a unit agreement or indenture and will represent an interest in one or more debt securities, warrants, shares of common stock, shares of preferred stock, shares of equity stock, or depositary shares, which may or may not be separable from one another.

[6]	See Footnote 1. Public Storage may fully and unconditionally guarantee debt securities issued by Public Storage Operating Company and PS Canada Finance ULC. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of debt securities being registered.

[7]	See Footnote 1.

[8]	See Footnote 1. Public Storage Operating Company may fully and unconditionally guarantee debt securities issued by PS Canada Finance ULC. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of debt securities being registered.

[9]	See Footnote 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date